Exhibit 8.2

5200 REPUBLIC PLAZA 370 SEVENTEENTH STREET DENVER, CO 80202-5638 TELEPHONE: 303.592.1500 FACSIMILE: 303.592.1510 WWW.MOFO.COM	MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA,
ORANGE COUNTY, DENVER,
SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

September 12, 2012

Western Liberty Bancorp

8363 W. Sunset Road, Suite 350

Las Vegas, NV 89113

Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 6.1(b) of the Agreement and Plan of Merger (the “Agreement”) dated as of August 17, 2012, by and among Western Alliance Bancorporation, a Nevada corporation (“Western”), and Western Liberty Bancorp, a Delaware corporation (“Target”). Pursuant to the Agreement, Target will merge with and into Western, with Western surviving (the “Merger”). The Merger is described in the Registration Statement on Form S-4 of Western, as amended and filed with the Securities and Exchange Commission (“SEC”) as of the date hereof (the “Registration Statement”). Unless otherwise indicated, any capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Agreement.

In connection with the preparation and delivery of our opinion, we have examined and with your consent relied upon (without undertaking any independent investigation or review of any factual matters) the following documents: (i) the Agreement; (ii) the Registration Statement, including the joint proxy statement / prospectus contained therein; (iii) the officer’s certificate of Western, dated as of the date hereof and delivered to us for the purposes of this opinion (the “Western Officer’s Certificate”); (iv) the officer’s certificate of Target, dated as of the date hereof and delivered to us for purposes of this opinion (the “Target Officer’s Certificate,” and together with the Western Officer’s Certificate, the “Officers’ Certificates”); and (v) such other documents related to the consummation of the Merger as we have deemed necessary or appropriate for purposes of our opinion (including a draft of the Bank Merger Agreement that has been attached as Exhibit A to each of the Officers’ Certificates, the “Draft Bank Merger Agreement”). We have also reviewed the opinion of counsel to be received by Western from Hogan Lovells US LLP pursuant to Section 6.1(c) of the Agreement (the “Hogan Lovells Opinion”).

In addition, for purposes of our opinion and with your consent (without undertaking any independent investigation or review of any factual matters) we have assumed that: (i)

Western Liberty Bancorp

September 12, 2012

the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with applicable state law and the terms of the Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties), without waiver or modification of the material terms and conditions thereof; (ii) the statements concerning the Merger and the parties thereto as set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct; (iii) the statements and representations contained in the Officers’ Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger; (iv) all statements and representations qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification; (v) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, and all relevant documents (including the Draft Bank Merger Agreement) have been or will be duly executed in the form presented to us and that all natural persons are of legal capacity; (vi) if Western exercises its right, pursuant to Section 1.10 of the Agreement, to modify any of the terms of the Bank Merger so that the Bank Merger is either effected (x) at a different time (other than subsequent to the Merger and on the Closing Date) or (y) on terms that do not substantially conform in all respects to those set forth in the Draft Bank Merger Agreement, then the Bank Merger will not affect this opinion or the Hogan Lovells Opinion (as required by Section 1.10 of the Agreement); (vii) Western, Target and their respective subsidiaries and affiliates will treat the Merger for United States federal income tax purposes in a manner consistent with this opinion and all applicable tax reporting requirements have been or will be satisfied; and (viii) the Hogan Lovells Opinion has been concurrently delivered and not withdrawn.

Our opinion expressed herein is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to potential change, either prospectively or retroactively. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

Our opinion relates solely to the tax treatment of the Merger under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax treatment of the Merger under the laws of any other jurisdiction. This opinion addresses only the specific tax issues set forth below, and does not address any other tax issues that may relate to the Merger or any other transaction (including the Bank Merger or any other transaction undertaken in connection with the Merger). If any change occurs in

Western Liberty Bancorp

September 12, 2012

relation to the facts and circumstances surrounding the Merger or with respect to applicable law or the application or interpretation thereof, or if any one of the statements, representations, warranties, or assumptions upon which we have relied later proves inaccurate, our opinion may be adversely affected and it may not be relied upon.

We undertake no obligation to update our opinion, or to ascertain after the date hereof whether anything may have occurred that may affect our opinion, and we assume no continuing responsibility to inform Target or any other party of any information that may later come to our attention and that may affect our opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.	the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code; and

2.	in connection with the Merger and as a result of the Merger, each of Western and Target will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

This opinion is being delivered to you pursuant to Section 6.1(b) of the Agreement and for use in connection with the Registration Statement and may not be relied upon for any other purpose. Although you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal tax treatment and United States federal tax structure of the Merger and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for your benefit. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

MORRISON & FOERSTER LLP